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                                                                  Exhibit 23.4

                       [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report and to all references to our firm included or made a part of this Registration Statement.


/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania

September 4, 1998